EXHIBIT 10.34
                                                                   -------------

                               AMENDMENT NO. 3 TO
                                FINANCE AGREEMENT



          This Amendment No. 3 to Finance Agreement (this "Amendment') dated as of January 2, 2002, is made by and between Naturade, Inc., a Delaware Corporation (the "Borrower") and Health Holdings & Botanicals, LLC, a California limited liability company (the "Lender").

                              PRELIMINARY STATEMENT

          A. This Amendment is made with reference to the Finance Agreement, dated as of March 17, 1999 and amended as of June 1, 1999 and March 17, 2000 (as so amended, the "Finance Agreement"), between Borrower and Lender (collectively, the "Parties"). Capitalized terms used herein shall have the same meanings ascribed to them in the Finance Agreement.

          B. The Lender has heretofore received warrants under the Finance Agreement to purchase Common Stock of the Borrower. Such warrants are identified by (i) Certificate Number 001, dated March 19, 1999 for 120,000 shares, (ii) Certificate Number 002, dated March 31, 1999 for 60,000 shares, (iii) Certificate Number 003, dated April 21, 1999 for 60,000 shares, (iv) Certificate Number 004, dated May 7, 1999 for 60,000 shares, (v) Certificate Number 005, dated June 8, 1999 for 150,000 shares, (vi) Certificate Number 006, dated June 21, 1999 for 100,000 shares, and (vii) Certificate Number 007, dated June 29, 1999 for 50,000 shares.

          C. The Borrower has entered into a Securities Purchase Agreement with Westgate Equity Partners, L.P. ("Westgate") and, as to certain matters, with the Lender, dated as of December 20, 2001, pursuant to which the Borrower and the Lender have agreed to amend the modify the Finance Agreement and the Warrants as set forth below.

                                    AMENDMENT

          In consideration of the premises, and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each Party, the Parties agree as follows:

     Paragraph 1. Section 7.01 of the Finance Agreement is hereby reinstated, and amended and restated to read in its entirety as follows:

                                    "7.01  Grant of Warrants
                                           -----------------

                                    "(a) the Borrower  hereby agrees to grant to
                  the Lender  warrants  (the  "Warrants")  to acquire an initial







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                  aggregate of 600,000 shares of non-voting  common stock of the
                  Borrower (the "Non-Voting Common Stock") on the terms and conditions set forth below. The Borrower acknowledges and agrees that the grant of the Warrants to acquire the 600,000 shares of Non-Voting Common Stock is in replacement of all warrants heretofore granted to the Borrower by the Lender under this Agreement and that all such warrants are hereby terminated and of no further force and effect.

                                    "(b)  the  initial  exercise  price  of  the
                  Warrants shall be $1.00 per share, subject to adjustment as provided herein (the "Exercise Price").

                                    "(c) each of the  Warrants  shall  expire on
                  the tenth anniversary of the date on which the warrant it replaces was first issued."

     Paragraph 2. Each reference in the Finance Agreement and the Warrants to "Common Stock" is hereby amended to read "Non-Voting Common Stock" and shall refer to the non-voting common stock of the Borrower, except as expressly provided otherwise herein.

     Paragraph 3. The first paragraph of the first Section 7.04 of the Finance Agreement is hereby amended by deleting clause (iv) in its entirety.

     Paragraph 4. The last paragraph of the first Section 7.04 of the Finance Agreement is hereby amended and restated to read in its entirety as follows:

                  "Fair Market Value means, with respect to any date of determination, the average closing price of the Borrower's voting  common  stock  (the  "Voting  Common  Stock")  on  the principal market or the facilities of the NASDAQ Bulletin Board (or, if the Voting Common Stock shall then be listed on the NASDAQ National Market or other national exchange, such exchange) for the ten trading days (or, if no trades have closed in any such trading day, the closing bid price for such trading day) prior to such date of determination (or if the Voting Common Stock is not listed on an exchange or on the facilities of the NASDAQ National Market or the NASDAQ Bulletin Board, the average of the closing bid and cash prices for the ten trading days prior to such date of determination)."














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     Paragraph 5. The first  sentence of Section  7.06 of the Finance  Agreement shall be amended to replace the phrase ", and the shares of Common Stock which may be obtained by the Lender pursuant to its conversion rights under Article III above (such Shares and other shares being referred to herein as the "Registrable Securities")," with "(such Shares being referred to herein as the "Registrable Securities"),".

     Paragraph 6. The penultimate sentence of Section 7.06 of the Finance Agreement shall be amended and restated to read in its entirety as follows:

                                    "If the managing underwriter or underwriters
                  of any such offering have informed the Lender in writing that it is their opinion that the total number of shares which the Lender and any other persons participating in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then (i) the number of shares to be offered for the account of all persons (other than the Lender and "Holders" as defined in that certain Registration Rights Agreement between Borrower and Westgate Equity Partners, L.P. dated as of December 20, 2001 (the "Westgate Holders") who have requested inclusion of their shares in the registration) participating in such registration other than pursuant to demand registration rights shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by such persons to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters and (ii) if such managing underwriter or underwriters recommend a further reduction in the number of shares in the offering, then the number of shares to be offered for the account of the Lender and the Westgate Holders shall be reduced or limited (to zero if necessary) pro rata in proportion to the respective number of shares requested to be registered by the Lender and the Westgate Holders, to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing underwriter or underwriters."

     Paragraph 7. Section 7.08(a) of the Finance Agreement is amended and restated in its entirety to read as follows:

                                    "(a) If the Company  shall split,  subdivide
                  or  combine  the  Common   Stock  and  Voting   Common   Stock











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                  (collectively,   the  "Common  Equity   Securities")   into  a
                  different number of securities, or declare a dividend payable in Common Equity Securities (a "Stock Dividend"), the number
                  of   shares   purchasable   under   each   Warrant   shall  be
                  proportionally increased in the case of a split, subdivision or Stock Dividend, and decreased in the case of a combination, and the Exercise Price shall be proportionately decreased in the case of a split, subdivision or Stock Dividend, and increased in the case of a combination. If the Company, by reclassification of securities or otherwise, shall change its shares of Nonvoting Common Stock into the same or different number of securities of any other class or classes, each Warrant shall thereafter represent the right to acquire the number and kind of securities as would have been issuable to a record holder of the number of shares of Nonvoting Common Stock purchasable under the Warrant at the effective time of such reclassification or other change, and the Exercise Price shall be appropriately adjusted. If holders of Common Equity Securities become entitled to receive, for no additional consideration, additional securities of the Borrower with respect to their shares (other than a Stock Dividend payable in Common Equity Securities as provided for above), each Warrant shall represent the right to acquire, in addition to the number of shares of Nonvoting Common Stock receivable upon exercise of the Warrant, and without payment of any additional consideration therefor, the amount of such other additional securities as would be received by a record holder of the number of shares of Nonvoting Common Stock purchasable under such Warrant at the time of determination of the holders entitled to receive such additional securities."

     Paragraph 8. Section 7.08(b) of the Finance Agreement is hereby deleted in its entirety.

     Paragraph 9. Section 8.01 of the Finance Agreement is hereby reinstated, and amended and restated read in its entirety as follows:

                                    "SECTION 8.01. Amendments, Etc. No amendment
                  or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific interest and for the specific purpose for













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                  which given.  In  addition,  neither  this  Agreement  nor the
                  Warrants may be amended without the written consent of Westgate."

     Paragraph 10. The outstanding Warrant certificates shall be exercisable for the Nonvoting Common Stock rather than the Voting Common Stock, and shall be deemed otherwise modified in all respects necessary to reflect the terms and provisions of this Amendment and the Finance Agreement (as amended by this Amendment), and all references in the Warrant certificates to the Finance Agreement shall be deemed to refer to the Finance Agreement as amended by this Amendment. Upon surrender of any outstanding Warrant certificate to the Borrower, the Borrower agrees to issue a new Warrant certificate of like tenor reflecting the Warrant terms set forth in the Financing Agreement as hereby amended.

                      The next page is the signature page.








































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                  In  witness  whereof,  this  Amendment  No.  3 to the  Finance
Agreement is executed by the Borrower and Lender as of the date first set forth above.

                       Borrower:          NATURADE, INC.


                                          By       /s/ Lawrence J. Batina
                                                   ----------------------
                                                   Lawrence J. Batina
                                                   Chief Financial Officer


                       Lender:            HEALTH HOLDINGS & BOTANICALS, LLC


                                          By       /s/ Lionel P. Boissiere, Jr.
                                                   ----------------------------

                                                   Lionel P. Boissiere, Jr.
                                                   ------------------------
                                                   (Name)
                                                   President
                                                   ---------
                                                   (Title)





























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